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                                  EXHIBIT 10.9

                                UGI CORPORATION
                              AMENDED AND RESTATED
                      DIRECTORS' EQUITY COMPENSATION PLAN

1. PURPOSE

     The purpose of the UGI Corporation Directors' Equity Compensation Plan is to provide a means whereby UGI Corporation (the "Company") may, through the grant of common stock of the Company ("Common Stock") or deferred units ("Units") relating to such stock, offer a reward and an incentive to the members of the board of directors of the Company, motivate such directors to exert their best efforts on behalf of the Company and further to align the economic interest of such individuals with those of the Company's shareholders. This Plan is intended to constitute, in part, a non-qualified deferred compensation plan. Pursuant to the authority granted under Section 8.06, the Plan is amended in its entirety effective as of January 1, 2000, to reflect certain changes approved by the Board of Directors on December 14, 1999.

2. DEFINITIONS

     Whenever used in this Plan, the following terms will have the respective meanings set forth below:

          2.01 "Account" means the Company's record established pursuant to
Section 5 which reflects the number of Units and the amount of Dividend Equivalents standing to the credit of a Participant under the Plan.

          2.02 "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          2.03 "Beneficial Owner" means that a person shall be deemed the "Beneficial Owner" of any securities: (i) that such person or any of such person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of securities tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered securities are accepted for payment, purchase or exchange; (ii) that such person or any of such person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including without limitation pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a person shall not be deemed the "Beneficial Owner" of any security under this clause (ii) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the
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General Rules and Regulations under the Exchange Act, and (B) is not then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) that are beneficially owned, directly or indirectly, by any other person (or any Affiliate or Associate thereof) with which such person (or any of such person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (ii) above) or disposing of any voting securities of the Company; provided, however, that nothing in this section shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

          2.04 "Beneficiary" means the person(s) designated by a Participant to receive any benefits payable under this Plan subsequent to the Participant's death. The Committee shall provide a form for this purpose. In the event a Participant has not filed a Beneficiary designation with the Company, the Beneficiary shall be the Participant's estate.

          2.05 "Board" means the Board of Directors of the Company.

          2.06 "Change of Control" of the Company means (i) any person (except the Director, his Affiliates and Associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such person, becomes the Beneficial Owner in the aggregate of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"); or (ii) individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or (iii) consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective Beneficial Owners of the Outstanding Company Common Stock and Company Voting Securities immediately prior to such Business Combination do not, following such Business Combination, Beneficially Own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the

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Outstanding Company Common Stock and Company Voting Securities, as the case may be; or (iv)(A) Consummation of a complete liquidation or dissolution of the Company or (B) sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Common Stock and Company
Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Company Common Stock and Company Voting Securities, as the case may be, immediately prior to such sale or disposition.

          2.07 "Committee" means the Compensation and Management Development Committee of the Board and any successor thereto.

          2.08 "Common Stock" means the common stock of the Company.

          2.09 "Company" means UGI Corporation and any successor thereto.

          2.10 "Director" means a member of the Board who is not an employee of the Company or any of its Affiliates.

          2.11 "Dividend Equivalent" means an amount determined by multiplying the number of Units credited to a Participant's Account by the per share cash dividend, or the per share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its stock on a dividend payment date.

          2.12 "Effective Date" means January 1, 1997.

          2.13 "Exchange Act" means Securities Exchange Act of 1934, as amended.

          2.14 "Fair Market Value" of Common Stock means the average, rounded to the next highest one-eighth of a point (.125), of the highest and lowest sales prices thereof on the New York Stock Exchange on the day on which Fair Market Value is being determined, as reported on the Composite Tape for transactions on the New York Stock Exchange. In the event that there are no Common Stock transactions on the New York Stock Exchange on such day, the Fair Market Value will be determined as of the immediately preceding day on which there were Common Stock transactions on that exchange.

          2.15 "Participant" means any Director who is eligible to participate in the Plan under Section 4. In the event of the death or incompetency of a Participant, the term shall mean his personal representative or guardian. An individual shall remain a Participant until that individual has received full distribution of any amount credited to the Participant's Account.

          2.16 "Plan" means the UGI Corporation Directors' Equity Compensation Plan as the same is set forth herein, and as it may be amended from time to time.


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          2.17 "Plan Year" means the calendar year.

          2.18 "Separates from Service" means the Director's termination of service as a member of the Board for any reason other than death. Except as otherwise provided herein, a Separation from Service shall be deemed to have occurred on the last day of the month during which the Director's service to the Company ceases and shall be determined without reference to any compensation continuation arrangement that may be applicable.

          2.19 "Unit" means a single unit granted to a Participant which represents a phantom interest equivalent to one share of Common Stock.

          2.20 "Unit Value" means, at any time, unless otherwise specified in the Plan, the value of each Unit issued under the Plan, which value shall be equal to the Fair Market Value of the Common Stock on such date.

3.   ADMINISTRATION

     The Plan shall be administered by the Committee which shall have full power and authority to interpret the Plan, to prescribe, amend and rescind any rules, forms and procedures as it deems necessary or appropriate for the proper administration of the Plan and to make any other determinations, including factual determinations, and take such other actions as it deems necessary or advisable in carrying out its duties under the Plan. All decisions and determinations by the Committee shall be final and binding on the Company, Participants, Directors, Beneficiaries and any other persons having or claiming an interest hereunder. Any other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, including without limitation for the purpose of ensuring that transactions under the Plan by Participants who are subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board (unless the context shall otherwise require).

4.   PARTICIPATION

     Each Director of the Company shall become a Participant of the Plan on the later of (i) the Effective Date or (ii) the date such individual first becomes a Director.

5.   AWARD OF UNITS

          5.01 Initial Award of Units. On the Effective Date, each Director who is a Participant on January 1, 1997 shall be awarded the number of Units equal to the present value of benefits accrued by that Director through December 31, 1996 under the UGI Corporation Retirement Plan for Outside Directors, as determined by an actuary appointed by the Committee. The value of each Unit to be credited to a Participant's Account pursuant to this section shall be equal to the average of the closing sales prices for the Common Stock as reported on the New


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York Stock Exchange Composite Tape for each trading day in the period October 1,
1996 through December 31, 1996.

     5.02 Annual Award of Units. On the first day of each Plan Year, each Participant shall receive an award of 630 Units. Such awarded Units shall be credited to each Participant's Account as specified in Section 5.04 below. Any Participant who was not a Participant on the first day of the Plan Year shall receive, on the date such individual becomes a Participant, a pro-rata share of the annual award of Units determined based on the number of calendar quarters during the Plan Year that such Participant is expected to serve as a Director. A Director will be deemed to serve the entire quarter during which he is a Director at least one day.

     5.03 Dividend Equivalents

          (a) Dividend Equivalent to be Credited. From the date of grant of each Unit to a Participant until the Participant's Account has been fully distributed, the Company shall credit to each Participant's Account on each record date for the payment of a dividend by the Company on its Common Stock, an amount equal to the Dividend Equivalent associated with the Units in the Account.

          (b) Conversion to Units. On the last day of each Plan Year, the amount of the Dividend Equivalents credited to the Participant's Account during that Plan Year shall be converted to a number of Units, based on the Unit Value on that day. Notwithstanding the foregoing, in the event of a Change of Control or in the event the Participant dies or Separates from Service prior to the last day of the Plan Year, as soon as practicable following such event and in no event later that the date on which Units are redeemed in accordance with Section 6, the Company shall convert the amount of the Dividend Equivalents credited to the Participant's Account as of the date of the Change of Control, death or Separation from Service (the "Conversion Date") to the number of Units based on the Unit Value on the Conversion Date.

     5.04 Accounts. The Company shall keep records to reflect the number of Units and Dividend Equivalents credited to each Participant hereunder; provided, however, that no Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. Fractional Units shall accumulate in the Participant's Account and shall be added to fractional Units held in such Account to create whole Units. Nothing contained in this Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

6. EVENTS REQUIRING REDEMPTION OF UNITS

     The Company shall redeem Units credited to a Participant's Account only at the times and in the manner prescribed by the further terms of this Section 6. To determine the total amount to be paid, all redemptions shall be made by providing a number of shares of Common Stock equal to the number of Units being redeemed; provided, however, that any fractional Units credited to

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a Participant's Account shall be paid in cash in an amount equal to the Unit
Value of such fractional Unit.

     6.01 Death. In the event a Participant dies, the Company shall redeem all of the Units then credited to the Participant's Account. Any such redemption shall be paid to the Participant's Beneficiary in the form of Common Stock.

     6.02 Separation from Service. In the event a Participant Separates from Service, the Company shall redeem all of the Units then credited to the Participant's Account as soon as practicable following such Separation from Service. Any such redemption shall be paid in the form of Common Stock. A Participant may elect to defer receipt of such payment until such Participant attains a specific age, not to exceed the age of the Participant in January of the Plan Year following the Participant's attainment of age seventy (70). In addition, a Participant may elect to receive such payment in (i) a single distribution or (ii) annual or quarterly installments over a period not to exceed twenty (20) years. Both such elections made hereunder must be made no later than December 31st of the Plan Year preceding the Plan Year of Separation from Service. Dividend Equivalents will be credited to such Participant's Account in accordance with Section 5 until the full amount of the Participant's Account has been distributed. Each installment payment shall be calculated by dividing the Participant's total Account balance as of such payment date by the number of payments remaining in the installment period.

     6.03 Change of Control. Unless otherwise provided by the Committee, in the event of a Change of Control of the Company, the Company shall redeem all of the Units then credited to the Participant's Account. Any such redemption shall be made in the form of cash. The amount paid shall equal the product of the number of Units being redeemed multiplied by the then Unit Value. A Participant may elect to defer receipt of such payment until such Participant attains a specified age, not to exceed the age of the Participant in January of the Plan Year following the Participant's attainment of age seventy (70). In addition, a Participant may elect to receive such payment in (i) a single distribution or
(ii) annual or quarterly installments over a period not to exceed twenty (20) years. Both such elections made hereunder must be made no later than December 31st of the calendar year preceding the year of the Change of Control.

7. RETAINER AWARDS

     7.01 Annual Grants. The Committee is authorized, subject to limitations under applicable law, to grant to any Participant awards of Common Stock in lieu of a portion of their annual retainer. Unless otherwise determined by the Committee, the number of shares of Common Stock to be paid to Directors annually under this Section 7.01 will be equal to (i) the amount by which the annual retainer at the rates then in effect exceeds $18,500 divided by (ii) the Fair Market Value of the Common Stock as of the first day of the Plan Year. The shares of Common Stock to be paid pursuant to this section will become due on the date of the first meeting of the Board of Directors during the Plan Year. No fractional shares of Common Stock will be granted; instead, the amount remaining will be paid to the Participant in cash. As promptly as practicable, the Company will issue to the Participant shares of Common Stock registered in the name of the Participant (or, if directed by the Participant, in joint names of the Participant and his or her spouse). Any Participant who commences service during the Plan Year

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shall receive a pro-rata share of the annual retainer, the same proportion of which will be paid in Common Stock as was paid to a Director serving a full Plan Year, determined based on the number of calendar quarters during the Plan Year that the Participant is expected to serve as a Director.

     7.02  Deferral of Retainers and Meeting Attendance Fees.   A Participant
may elect, no later than the end of the calendar year preceding the calendar year of payment to convert all or any part of (i) the cash portion of the annual retainer, (ii) Committee Chair annual retainer, and (iii) meeting attendance fees, into Units under this Plan, payable in accordance with the terms of the Plan. Dividend Equivalents will be credited and Units will be awarded to such Participant's Account in accordance with the provisions of Section 5.03 during such deferral period.

8.   MISCELLANEOUS

     8.01  Transferability.   No Unit awarded under this Plan shall be
transferred, assigned, pledged or encumbered by the Participant, and a Unit may be redeemed during the lifetime of a Participant only from such Participant.

     8.02  No Rights as Shareholder.   No Participant shall have any rights as a
shareholder of the Company, including the right to any cash dividends, or the right to vote, as a result of the grant to the Participant, or the Participant's holding of, any Units.

     8.03  Adjustment Upon Acquisitions, Dispositions or other Events not in the
Ordinary Course of Business.   Notwithstanding anything herein to the contrary,
if the Company's financial performance is affected by any event that is of a non-recurring nature including an acquisition or disposition of the assets or stock of a business, the Committee, in its sole discretion, may make such adjustments in the number of Units or the Unit Value of each Unit for the then current Plan Year as it shall determine to be equitable and appropriate in order to make the value of each Unit, as nearly as may be practicable, equivalent to the value of the Unit immediately prior to such event.

     8.04  No Rights to Service.   Nothing in this Plan, and no action taken
pursuant hereto, shall affect the Participant's term of service as a Director.

     8.05  Notices.   Any notice hereunder to be given to the Company shall be
in writing and shall be delivered in person to the Secretary of the Company, or shall be sent by registered mail, return receipt requested, to the Secretary of the Company at the Company's executive offices, and any notice hereunder to be given to the Participant shall be in writing and shall be delivered in person to the Participant, or shall be sent by registered mail, return receipt requested, to the Participant at his last address as shown in the employment records of the Company. Any notice duly mailed in accordance with the preceding sentence shall be deemed given on the date postmarked.

     8.06  Termination and Amendment of the Plan/Modification of Units.   The
Plan may be terminated, modified or amended by the Committee at any time, except with respect to any Units then outstanding under the Plan; provided, however, that the Committee may accelerate the


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redemption of any Units then outstanding as if a redemption were then being made under Section 6.

     8.07  Miscellaneous.

          (a) If the Company shall find that any person to whom any payment is payable under this Plan is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Company to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Company may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Plan.

          (b) This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participant and his heirs, executors, administrators and legal representatives.

          (c) This Plan shall be construed in accordance with, and governed by, the law of the Commonwealth of Pennsylvania.

     8.08  Shareholder Approval.   This Plan shall be effective on the Effective
Date, subject to the approval by a majority of the shareholders of the Company at the next annual meeting following the Effective Date.

     IN WITNESS WHEREOF, and as evidence of its adoption of this Amended and Restated Plan, the Company has caused the same to be executed by its duly authorized officer and its corporate seal to be affixed hereto as of the 1st day of January, 2000.



                                             UGI CORPORATION

[Corporate Seal]

                                        By:
                                             -------------------------------
                                             Title


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                                                                       Exhibit A


                          NOTICE UNDER UGI CORPORATION
                              AMENDED AND RESTATED
                      DIRECTORS' EQUITY COMPENSATION PLAN


                              CALENDAR YEAR:  2001

I. ELECTION TO DEFER DISTRIBUTION OF COMMON STOCK UNDERLYING UNITS BEYOND SEPARATION FROM SERVICE: The Plan automatically defers receipt of the Units credited to your account until your Separation from Service. Please complete
Section III below to make your initial election or to change any prior elections with respect to method and timing of payment of such Units as well as the designation of your beneficiary.

II. ELECTION TO DEFER CASH COMPENSATION INTO UNITS UNDER THE AMENDED AND RESTATED DIRECTORS' EQUITY PLAN: The Plan allows you to elect to defer receipt of cash compensation (including annual cash retainer, Board meeting fees, Committee meeting fees and Committee Chair fees, but excluding expense reimbursements and non-cash compensation) and to convert such cash deferrals into Units. Those Units will be included in your total account of Units under the Plan and paid in accordance with your elections in Section III below.

     I hereby elect to defer receipt of cash compensation payable in calendar year 2001 into Units in my account under the Plan in the following manner:

     AMOUNT OF CASH COMPENSATION TO BE DEFERRED IN THE FORM OF UNITS:

                 _________ All     __________%     $_________

                        *     *     *     *     *     *


III.

     1.   METHOD OF PAYMENT OF ALL SHARES OF COMMON STOCK UNDERLYING DEFERRED
          UNITS: (CHOOSE ONE)

    _____ Lump Sum; or

    _____ Installments
               Payable:     _____ Quarterly                _____ Annually
               over:        _____ Years (not more than 20)

     2. TIME OF RECEIPT OF SHARES OF COMMON STOCK UNDERLYING ALL DEFERRED UNITS (IF LUMP SUM), OR START OF PAYMENT (IF INSTALLMENTS):

     _____ January following the termination of my services as a Director, or

     _____ January following my attainment of age _____ (no later than 70), whichever is later.
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     3.   TIME OF PAYMENT UPON A CHANGE OF CONTROL OF COMPANY: IN THE EVENT OF A
          CHANGE CONTROL OF THE COMPANY, UNLESS OTHERWISE PROVIDED BY THE COMMITTEE, ALL DEFERRED UNITS IN YOUR ACCOUNT WILL BE PAID IN CASH AS SOON AS PRACTICABLE. HOWEVER, YOU MAY ELECT TO DEFER RECEIPT OF
          PAYMENT AS FOLLOWS:

     ____ January following my attainment of age _____ (no later than 70).

     METHOD OF PAYMENT UPON A CHANGE OF CONTROL: (CHOOSE ONE)

     ____ Lump Sum, or

     ____ Installments
             Payable:     _____ Quarterly     _____ Annually
             over         _____ Years (not more than 20)

     4. DESIGNATION OF BENEFICIARY: Beneficiary or Beneficiaries to whom Payment is to be made (as above specified) in the event of my death before receiving payment of the entire balance in my Account. If more than one beneficiary is named, please indicate the percentage to be paid to each.

_______________________________     ______________________________     ________%
            Name                    _______________________________    ________%
                                               Address

_______________________________     ______________________________     ________%
            Name                    _______________________________    ________%
                                               Address


     These elections supersede any prior elections I have made under the Plan, and are effective as to compensation otherwise due to me for my services as a Director after (i) the date of my election to my first term in that office, or
(ii) the Commencement of the next Plan Year, whichever first occurs after the date hereof. The beneficiary election is effective immediately.

     __________________________     ___________________________________________
               Date                                 Signature

                                    ___________________________________________
                                                 Name [please print]